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                                                                    EXHIBIT 4.2

                      FOURTH AMENDMENT TO CREDIT AGREEMENT


          THIS FOURTH AMENDMENT TO CREDIT AGREEMENT ("Fourth Amendment") dated as of May 28, 1996 (the "Fourth Amendment Effective Date") is made and entered into by and among SEAGULL ENERGY CORPORATION (the "Borrower"), a Texas corporation, the banking institutions from time to time a party to the Credit Agreement (as hereinafter defined) as amended by this Fourth Amendment (each, together with its successors and assigns, a "Bank" and collectively, the "Banks"), CHEMICAL BANK, as Auction Agent (in such capacity, the "Auction Agent") and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, as administrative agent for the Banks (in such capacity, the "Administrative Agent").


RECITALS:

          WHEREAS, the Borrower, the Administrative Agent, the Auction Agent and the Banks are parties to a Credit Agreement dated as of May 24, 1994, as amended (the "Credit Agreement"); and

          WHEREAS, the Borrower, the Administrative Agent, the Auction Agent and the Banks have agreed, on the terms and conditions herein set forth, that the Credit Agreement be amended in certain respects;

          NOW, THEREFORE, IT IS AGREED:

          Section 1. Definitions. Terms used herein which are defined in the Credit Agreement shall have the same meanings when used herein unless otherwise provided herein.

          Section 2. Amendments to the Credit Agreement. On and after the Fourth Amendment Effective Date, the Credit Agreement shall be amended as follows:

          (a) The definition of "Applicable Margin" set forth in Section 1 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  "Applicable Margin" shall mean, on any day and with respect to any Loan, the applicable per annum percentage set forth at the appropriate intersection in the table shown below, based on the Debt/Capitalization Ratio as of the last day of the most recently ending fiscal quarter of the Company and its Subsidiaries with respect to which the Administrative Agent shall have received the financial statements and other information (the "Current Information") required to be delivered to the Administrative Agent pursuant to Section 9.1 hereof (said calculation to be made by the Administrative Agent as soon as practicable after receipt by the Administrative Agent of all required Current Information):



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
                                                                                            Eurodollar
                                                              Alternate Base Rate              Loan
                                                                Loan Applicable             Applicable
                        Debt/Capitalization Ratio                   Margin                    Margin
                   Greater than or equal to 60%                       0.375                     1.1875

                   Greater than or equal to 55%
                   but less than 60%                                  0.00                      0.8125

                   Greater than or equal to 50%
                   but less than 55%                                  0.00                      0.5625

                   Less than 50%                                      0.00                      0.4375

         Notwithstanding the foregoing, at all times that a Borrowing Base Deficiency shall exist and is continuing for more than 30 days, the Applicable Margins provided for in this definition shall each be increased by adding 1.00%. Each change in the Applicable Margin based on a change in the Current Information shall be effective as of the fifteenth day of the month during which the Current Information used to calculate the new Applicable Margin was delivered to the Administrative Agent.

         (b) The definition of "Revolving Credit Availability Period" set forth in Section 1 of the Credit Agreement is hereby amended to read in its entirety as follows:

              "Revolving Credit Availability Period" shall mean the period from and including the date hereof to but not including December 31, 2002 or the date the Commitments are terminated pursuant to Section 11.1, whichever is first to occur.

         (c) Section 2.3(a) of the Credit Agreement is hereby amended to read in its entirety as follows:

              (a) Mandatory.

              (i) The total Commitment of the Banks shall be reduced as follows:

                                           Reduction       Resulting Revolving
                    Reduction Date           Amount        Credit Commitment

                    March 31, 1999         $40,000,000     $610,000,000
                    June 30, 1999          $40,000,000     $570,000,000
                    September 30, 1999     $40,000,000     $530,000,000
                    December 31, 1999      $40,000,000     $490,000,000
                    March 31, 2000         $40,000 000     $450,000,000


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                    June 30, 2000          $40,000,000     $410,000,000
                    September 30, 2000     $40,000,000     $370,000,000
                    December 31, 2000      $40,000,000     $330,000,000
                    March 31, 2001         $40,000,000     $290,000,000
                    June 30, 2001          $40,000,000     $250,000,000
                    September 30, 2001     $40,000,000     $210,000,000
                    December 31, 2001      $40,000,000     $170,000,000
                    March 31, 2002         $40,000,000     $130,000,000
                    June 30, 2002          $40,000,000      $90,000,000
                    September 30, 2002     $40,000,000      $50,000,000
                    December 31, 2002      $50,000,000      $0

                    (ii) On December 31, 2002, all Commitments shall be terminated in their entirety unless terminated at an earlier date pursuant to Section 11.1.

         Section 3. Borrowing Base Component Values. The Borrowing Base Component Values are as follows:

         (i) Oil and Gas Reserves Component Value - $440,000,000 (of which $95,000,000 is attributable to the assets of Novalta Resources Inc.),

         (ii)       Alaskan Gas Component Value - $60,000,000,

         (iii)      Pipeline Component Value - $0,

for a total Borrowing Base of $500,000,000.

         Section 4. Maximum Outstanding Amount. The "Maximum Outstanding Amount" under the Canadian Facility has been set at $95,000,000 concurrently herewith.

         Section 5. Modification to Notes. The reference to "December 31, 2000" in each of the Notes is hereby amended to read "December 31, 2002".

         Section 6. Limitations. The amendments set forth herein are limited precisely as written and shall not be deemed to (a) be a consent to, or waiver or modification of, any other term or condition of the Credit Agreement or any of the other Loan Documents, or (b) except as expressly set forth herein, prejudice any right or rights which the Banks may now have or may have in the future under or in connection with the Credit Agreement, the Loan Documents or any of the other documents referred to therein. Except as expressly modified hereby or by express written amendments thereof, the terms and provisions of the Credit Agreement, the Notes, the Security Documents and any other Loan Documents or any other documents or instruments executed in connection with any of the foregoing are and shall remain in full force and effect. In the event of a conflict between this Fourth Amendment and any of the foregoing documents, the terms of this Fourth Amendment shall be controlling.


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         Section 7. Payment of Expenses. The Borrower agrees, whether or not the transactions hereby contemplated shall be consummated, to reimburse and save the Administrative Agent harmless from and against liability for the payment of all reasonable substantiated out-of-pocket costs and expenses arising in connection with the preparation, execution, delivery, amendment, modification, waiver and enforcement of, or the preservation of any rights under this Fourth Amendment, including, without limitation, the reasonable fees and expenses of any local or other counsel for the Administrative Agent, and all stamp taxes (including interest and penalties, if any), recording taxes and fees, filing taxes and fees, and other charges which may be payable in respect of, or in respect of any modification of, the Credit Agreement and the other Loan Documents. The provisions of this Section shall survive the termination of the Credit Agreement and the repayment of the Loans.

         Section 8. Governing Law. This Fourth Amendment and the rights and obligations of the parties hereunder and under the Credit Agreement shall be construed in accordance with and be governed by the laws of the State of Texas and the United States of America.

         Section 9. Descriptive Headings, etc. The descriptive headings of the several Sections of this Fourth Amendment are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

         Section 10. Entire Agreement. This Fourth Amendment and the documents referred to herein represent the entire understanding of the parties hereto regarding the subject matter hereof and supersede all prior and contemporaneous oral and written agreements of the parties hereto with respect to the subject matter hereof, including, without limitation, any commitment letters regarding the transactions contemplated by this Fourth Amendment.

         Section 11. Counterparts. This Fourth Amendment may be executed in any number of counterparts and by different parties on separate counterparts and all of such counterparts shall together constitute one and the same instrument.

         Section 12. Changes to Banks. The parties hereto acknowledge and consent to the following:

         (i) NBD Bank, N.A. has assigned its interests as a Bank to First National Bank of Chicago;

         (ii) Citibank, N.A has assigned its interests as a Bank to Chase Manhattan Bank, N.A.;

         (iii) The Bank of Tokyo, Ltd., Dallas Agency has assigned its interests as a Bank to The Bank of Tokyo-Mitsubishi, Ltd.; and

         (iv) First Interstate Bank of Texas, N.A. has assigned its interests as a Bank to Wells Fargo Bank.


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         Section  13.  Amended  Definitions.  As  used in the  Credit  Agreement
(including all Exhibits thereto) and all other instruments and documents executed in connection therewith, on and subsequent to the Fourth Amendment Effective Date the term "Agreement" shall mean the Credit Agreement as amended by this Fourth Amendment.

         IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed and delivered by their respective duly authorized offices as of the date first above written.

               NOTICE PURSUANT TO TEX. BUS. & COMM. CODE ss.26.02

         THIS FOURTH AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED BY ANY OF THE PARTIES BEFORE OR SUBSTANTIALLY CONTEMPORANEOUSLY WITH THE EXECUTION HEREOF TOGETHER CONSTITUTE A WRITTEN LOAN AGREEMENT AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREE MENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


                                          SEAGULL ENERGY CORPORATION,
                                          a Texas corporation


                                          By:
                                          Name:
                                          Title:





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                                          CHEMICAL BANK,
                                          as Auction Agent


                                          By:
                                          Name:
                                          Title:





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                                          TEXAS COMMERCE BANK NATIONAL
                                          ASSOCIATION, individually
                                          and as Administrative Agent


                                          By:
                                          Name:
                                          Title:






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                                          THE CHASE MANHATTAN BANK, N.A.


                                          By:
                                          Name:
                                          Title:






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                                          MORGAN GUARANTY TRUST COMPANY
                                          OF NEW YORK


                                          By:
                                          Name:
                                          Title:

                                          NATIONSBANK OF TEXAS, N.A.


                                          By:
                                          Name:
                                          Title:






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                                          THE FIRST NATIONAL BANK OF BOSTON


                                          By:
                                          Name:
                                          Title:






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                                      ABN AMRO BANK N.V., HOUSTON AGENCY

                                      By: ABN AMRO North America, Inc., as agent


                                      By:
                                      Name:
                                      Title:

                                      By:
                                      Name:
                                      Title:






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                                          THE BANK OF NEW YORK


                                          By:
                                          Name:
                                          Title:

                                          BANQUE PARIBAS HOUSTON AGENCY


                                          By:
                                          Name:
                                          Title:


                                          By:
                                          Name:
                                          Title:




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                                          CREDIT LYONNAIS NEW YORK BRANCH


                                          By:
                                          Name:
                                          Title:





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                                          THE FUJI BANK, LIMITED
                                          HOUSTON AGENCY


                                          By:
                                          Name:
                                          Title:






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                                          FIRST NATIONAL BANK OF CHICAGO


                                          By:
                                          Name:
                                          Title:






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                                          SOCIETE GENERALE, SOUTHWEST AGENCY


                                          By:
                                          Name:
                                          Title:







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                                          THE BANK OF TOKYO-MITSUBISHI, LTD.


                                          By:
                                          Name:
                                          Title:






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                                           BANK OF SCOTLAND


                                           By:
                                           Name:
                                           Title:






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                                            CAISSE NATIONALE DE CREDIT
                                            AGRICOLE


                                            By:
                                            Name:
                                            Title:






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                                            CHRISTIANIA BANK OG KREDITKASSE


                                            By:
                                            Name:
                                            Title:



                                            By:
                                            Name:
                                            Title:






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                                            DEN NORSKE BANK AS


                                            By:
                                            Name:
                                            Title:



                                            By:
                                            Name:
                                            Title:






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                                            MIDLAND BANK PLC,
                                            NEW YORK BRANCH


                                            By:
                                            Name:
                                            Title:






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                                            WELLS FARGO BANK


                                            By:
                                            Name:
                                            Title:






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                                            THE BANK OF NOVA SCOTIA


                                            By:
                                            Name:
                                            Title:

                                            CIBC, INC.


                                            By:
                                            Name:
                                            Title:







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                                            MELLON BANK


                                            By:
                                            Name:
                                            Title:







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                                            FIRST UNION NATIONAL BANK OF NORTH
                                            CAROLINA

                                            By:     First Union Corporation of
                                                    North Carolina


                                            By:
                                            Name:
                                            Title:





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                                            BANK OF MONTREAL


                                            By:
                                            Name:
                                            Title: